PROMISSORY NOTE
EXECUTED BY:	CALECO PHARMA CORP.
(the "Payor")

IN FAVOR OF:	NATAC BIOTECH S.L.
(the "Payee")

PRINCIPAL AMOUNT:	EUR 130,000

FOR VALUE RECEIVED the Payor hereby promises to pay to or to the order of the Payee the principal sum of 130,000 Euros, without interest on March 19, 2010.

The Payor waives presentment, demand, notice, protest and notice of dishonor and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Promissory Note.

The Payor agrees this Promissory Note may be negotiated, assigned, discounted, or pledged by the Payee and in every case payment will be made to the holder of this Promissory Note instead of the Payee upon notice being given by the holder to the undersigned, and no holder of this Promissory Note will be affected by the state of accounts between the undersigned and the Payee or by any equities existing between the undersigned and the Payee and will be deemed to be a holder in due course and for the value of the Promissory Note held by him.

DATED at Vancouver, BC this 10th day of February, 2010.

CALECO PHARMA CORP.
by its authorized signatory:

/s/ John Boschert
_____________________________________
John Boschert,
Chief Executive Officer, Chief Financial Officer,
President, Secretary and Treasurer